Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is made and entered into by and between smartfinancial, inc., a Tennessee corporation (“Assignor”), and cornerstone bancshares, inc., a Tennessee corporation (“Assignee”). This Assignment shall be deemed entered into and effective at such time, if any, as the Merger (as defined below) becomes effective (the “Effective Time”).

RECITALS:

A.           The United States Department of the Treasury (“Treasury”) and Assignor entered into that certain Small Business Lending Fund Securities Purchase Agreement No. 0493, dated August 4, 2011 (the “SBLF Securities Purchase Agreement”), pursuant to which Assignor issued to Treasury 12,000 shares of Non-Cumulative Perpetual Preferred Stock, Series A, with a liquidation preference of $1,000 per share (the “SmartFinancial SBLF Stock”).

B.           Assignor and Assignee are parties to that certain Agreement and Plan of Merger dated as of December 5, 2014, by and among Assignor, Assignee, Cornerstone Community Bank, a Tennessee-chartered commercial bank and wholly-owned subsidiary of Assignee, and SmartBank, a Tennessee-charted commercial bank and wholly-owned subsidiary of Assignor (the “Merger Agreement”), pursuant to which, subject to approval by Assignor’s and Assignee’s shareholders and federal and state bank regulatory authorities, Assignor will merge with and into Assignee, with the surviving corporation to operate under the name “SmartFinancial, Inc.” and to have its headquarters in Knoxville, Tennessee (the “Merger”).

C.           Pursuant to the Merger Agreement, the SmartFinancial SBLF Stock will be exchanged for Non-Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share and rights, preferences, privileges, and voting powers equivalent to the SmartFinancial SBLF Stock, to be issued by Assignee (the “Cornerstone SBLF Stock”).

D.           Pursuant to the Merger Agreement and in connection with the exchange of the SmartFinancial SBLF Stock for Cornerstone SBLF Stock, Assignee has agreed to assume and perform all obligations of Assignor under the SBLF Securities Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          ASSIGNMENT. Effective as of the Effective Time, Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in, under and to the SBLF Securities Purchase Agreement, together with all rights, privileges, and claims relating to the SBLF Securities Purchase Agreement.

2.          ASSUMPTION. Effective as of the Effective Time, Assignee hereby accepts the assignment of the SBLF Securities Purchase Agreement from Assignor and hereby assumes all of Assignor’s duties and obligations under the SBLF Securities Purchase Agreement.

3.          EFFECTIVENESS OF MERGER. In the event that the Merger does not become effective, then this Assignment shall be null and void and of no further force and effect.

4.          FURTHER ASSURANCES. Each of Assignor and Assignee agrees to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assignment and assumption contemplated hereby.

5.          BINDING EFFECT. This Assignment and the covenants and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.          RATIFICATION.         Assignor and Assignee ratify all other provisions of the SBLF Securities Purchase Agreement, except as set forth on Exhibit A to this Assignment, which sets forth an updated disclosure schedule to the SBLF Securities Purchase Agreement prepared by Assignee as of the Effective Time as if Assignee were a party to the SBLF Securities Purchase Agreement, which such updated disclosure schedule shall replace and supersede the prior disclosure schedules contained in the SBLF Securities Purchase Agreement.

7.          NO MODIFICATION OF MERGER AGREEMENT. This Assignment is delivered pursuant to the Merger Agreement and, as between Assignor and Assignee, is subject in all respects to the provisions thereof and is not meant to alter, enlarge or otherwise modify the provisions of the Merger Agreement.

8.          MODIFICATION. This Assignment may be modified or supplemented only by written agreement of the parties hereto.

9.          COUNTERPARTS. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

10.        GOVERNING LAW. This Assignment and any claim, controversy or dispute arising under or relating to this Assignment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Effective Time set forth above.

ASSIGNOR:

SMARTFINANCIAL, INC.

By:	/s/ William Y. Carroll, Jr.
Name: William Y. Carroll, Jr.
Title: President & CEO

ASSIGNEE:

CORNERSTONE BANCSHARES, INC.

By:	/s/ Nathaniel F. Hughes
Name: Nathaniel F. Hughes
Title: President & CEO

ACKNOWLEDGED AND ACCEPTED:

THE SECRETARY OF THE TREASURY

By:	/s/ Jessica Milano
Name: Jessica Milano
Title: Deputy Assistant Directory

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

DISCLOSURE SCHEDULES

ANNEX D

DISCLOSURE SCHEDULE

Part 2.2	CAPITALIZATION

Capital stock reserved for issuance in connection with securities or obligations giving the holder thereof the right to acquire such capital:	1,194,085

Shares issued since the Capitalization Date upon exercise of options or pursuant to equity-based awards, warrants or convertible securities:	0

All other shares issued since the Capitalization Date:	In order to provide the surviving corporation with sufficient capital, the parties have agreed to raise up to $15 million in capital through an offering of Cornerstone Bancshares, Inc. common stock for, which such offering is expected to close in July 2015.

Holders of 5% or more of any class of capital stock:	Primary Address

The Banc Funds Company, LLC	20 North Wacker Drive Suite 3300 Chicago, IL 60606

If the Company is a Bank Holding Company or Savings and Loan Holding Company, complete the following (leave blank otherwise):

Name of IDI Subsidiary	Percentage of IDI Subsidiary’s capital stock owned by the Company

Cornerstone Community Bank	100%

Part 2.13	Compliance with Laws

List any exceptions to the representation and warranty in the second sentence of Section 2.13 of the General Terms and Conditions. If none, please so indicate by checking the box: ☒

List any exceptions to the representation and warranty in the last sentence of Section 2.13 of the General Terms and Conditions. If none, please so indicate by checking the box: ☒

Part 2.19	Regulatory Agreements

List any exceptions to the representation and warranty in Section 2.19 of the General Terms and Conditions. If none, please so indicate by checking the box: ☐

1.          Board Resolution of Bancshares dated June 21, 2010 relating to remedial actions to be taken in connection with (i) Stipulation to the Issuance of a Consent Order between the FDIC and Cornerstone Community Bank dated April 2, 2010 (the “Consent Order”) and (ii) Agreement between TDFI and Cornerstone Community Bank dated April 5, 2010 (the “TDFI Agreement”).

2.          The Consent Order. The Consent Order was lifted on August 17, 2012.

3.          The TDFI Agreement. The TDFI Agreement was terminated on August 17, 2012.

4.          Memorandum of Understanding dated August 7, 2012 between the FDIC, the TDFI and the Board of Directors of Cornerstone Community Bank.

Part 2.25	Related Party Transactions

List any exceptions to the representation and warranty in Section 2.25 of the General Terms and Conditions. If none, please so indicate by checking the box: ☒